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                                                                  EXHIBIT 10.10

                                 LEASE AGREEMENT

                             BASIC LEASE INFORMATION

LEASE DATE:                             August 29, 1994

LESSOR:                                 Principal Mutual Life Insurance Company

LESSOR'S ADDRESS:                       711 High Street
                                        Des Moines, IA 50309

LESSEE:                                 RASTERGRAPHICS, A California Corporation

LESSEE'S ADDRESS:                       285 N. Wolfe Road
                                        Sunnyvale, California 94086

LOT:                                    The tax parcel on which the Building is
                                        located.

PREMISES:                               Approximately 60,060 square feet as
                                        shown on Exhibit A.

PREMISES ADDRESS:                       BUILDING: 3025 Orchard Parkway, San
                                                  Jose, California
                                        LOT:
                                        TAX PARCEL # 097-12-128
                                        PARK: 3041 and 3025 Orchard Parkway, San
                                              Jose, California

TERM:                                   January 1, 1995 ("Commencement Date"),
                                        through December 31, 2001.

BASE RENT:                              See Addendum I

SECURITY DEPOSIT:                       $45,645.60

LESSEE'S SHARE OF OPERATING EXPENSE:    100%
LESSEE'S SHARE OF TAX EXPENSE:          100%
LESSEE'S SHARE OF UTILITY EXPENSES:     100%

PERMITTED USES:                         Sales, engineering, assembly, service
                                        and distribution of electronic printers
                                        and other legally related office uses.

INSURANCE AMOUNT:                       Bodily injury limit of not less than
                                        $1,000,000 per occurrence. Property
                                        damage limit of not less than $1,000,000 per occurrence. With $2,000,000 general aggregate and $3,000,000 umbrella policies.

PARKING SPACES:                         Approximately Two Hundred Thirty One
                                        (231) auto parking stalls.

EXHIBITS:                               Exhibit A - Premises
                                        Exhibit B - Tenant Improvements
                                        Exhibit C - Rules and Regulations
                                        Exhibit D - CC&Rs
                                        Exhibit E - Commencement Date Memorandum
                                        Exhibit F - Sample From Tenant Estoppel
                                                    Certificate

ADDENDA:                                Addendum I: Adjustments to Rent
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                                 LEASE AGREEMENT

DATE: This Lease is made and entered into as of the Lease Date defined on Page 1. The Basic Lease information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1. PREMISES: Lessor hereby leases to Lessee upon the terms and conditions contained herein the Premises.

2. ADJUSTMENT OF COMMENCEMENT DATE: If Lessor cannot deliver possession of the Premises on the Commencement Date, Lessor shall not be subject to any liability nor shall the validity of the Lease be affected; provided the Lease term and the obligation to pay Rent shall commence on the date possession is tendered and the termination date shall be extended by a period of time equal to the period computed from the Commencement Date to the date possession is tendered. In the event that Lessor permits Lessee to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. The Commencement Date shall not be adjusted for delays in the installation of the elevator. If however, the elevator is not operational by January 22, 1995, then Lessor, at Lessor's sole cost, shall provide forklift access to the second floor of the Premises until the elevator is operation. The Lessee shall have the right to terminate this Lease if the improvements are delayed, by no fault of Lessee, for more than ninety (90) days after January 1, 1995.

3. RENT: Lessee agrees to pay Lessor, without prior notice or demand, the Base Rent described on Page 1, payable in advance at Lessor's address shown on Page 1 on the first day of each month throughout the term of the Lease. In addition to the Rent set forth on Page 1, Rent also includes Lessee's share of Operating Expenses and Tax Expenses and Utilities as specified in Paragraph 6.A., 6.B., and 7, of this Lease, and the term "Rent" whenever used herein refers to all these amounts.

4. SECURITY DEPOSIT: Upon Lessee's execution of this Lease, Lessee shall deposit with Lessor as a Security Deposit for the performance by Lessee of its obligations under this Lease the amount described on Page 1. If Lessee is in default, Lessor may use the Security Deposit, or any portion thereof, to cure the default or to compensate Lessor for all damage sustained by Lessor resulting from Lessee's default. Lessee shall immediately on demand pay to Lessor a sum equal to the portion of the Security Deposit so applied so as to maintain the Security Deposit in the sum initially deposited with Lessor. As soon as practicable, but in no event later than thirty (30) days after the termination of this Lease, Lessor shall return the Security Deposit to Lessee, less such amounts as are reasonably necessary to remedy Lessee's defaults. Lessor shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Lessee shall not be entitled to interest on the Security Deposit.

5. TENANT IMPROVEMENTS: Lessor shall install The improvements ("Tenant Improvements") on the Premises as described and in accordance with the criteria set forth in Exhibit B, attached and incorporated herein by this reference.

6.       EXPENSES:

         a. OPERATING EXPENSES: In addition to the Rent set forth in Paragraph 3, Lessee shall pay its share, which is defined on Page 1, of all operating expenses. "Operating Expenses" are defined as the total amounts paid or payable by the Lessor during and/or with respect to this Lease Term, and as such term may be amended in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, or where applicable, of the Park referred to on Page 1. These Operating Expenses may include, but are not limited to:

                  i. Lessor's cost of non-structural repairs to and maintenance of the roof and exterior walls of the Building;

                  ii. Lessor's cost of maintaining the outside paved area, landscaping and other common areas for the Park;

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                  iii.     Lessor's annual cost of all risk and other insurance
                           including earthquake endorsements for the Building and the Lot and rental loss insurance;

                  iv. Lessor's cost of modifications to the Building occasioned by any rules, laws or regulations effective subsequent to the commencement of the Lease;

                  v. Lessor's cost of modifications to the Building occasioned by any rules, laws or regulations arising from Lessee's use of the Premises regardless of when such rules, laws or regulations became effective;

                  vi. Lessee shall directly pay the cost of preventative maintenance contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, with bi-monthly service, with Lessor having the right to audit the work performed on a quarterly basis and perform work if maintenance is not adequately performed by Lessee, with such costs included in operating costs;

                  vii. Lessor's cost of security and fire protection services for the Project, if in Lessor's sole discretion such services are provided; and

                  viii. As compensation to Lessor for accounting and management services rendered, an additional amount equal to five percent (5%) of the sum of (i) the total cost and expenses described in Paragraphs 6.A. above and 6.B. below excluding property tax expenses and insurance expenses with evidence supplied to Landlord's property manager that such expenses have been paid, and (ii) all common area utility costs for the Project.

                  ix. Capital Equipment greater than five thousand ($5,000.00) dollars shall be amortized over their useful life, but in no event longer than 10 years, and that monthly amortization shall be added to the Base Rent.

                  x. Operating expenses shall not include any costs associated with environmental remediation work prior to Lessee's occupancy or currently under the Premises.

                  The costs in items iv and v above shall be amortized into the Lease based upon generally accepted accounting principals

         b.       TAX EXPENSES: In addition to the Rent set forth in Paragraph
                  3. Lessee shall pay its share, which is defined on Page 1, of all real property taxes applicable to the land and improvements included within the Lot. The term "Tax Expense" includes any form of tax and assessment (general, special, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Lessor in the Premises, Lot or Park, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Premises or the occupancy of Lessee or any other tax, fee, or excise, however described, other than income, inheritance or estate taxes, including any value added tax, or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property tax.

         c. PAYMENT OF EXPENSES: Lessor shall estimate the Operating Expense and Tax Expense for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimate shall be paid by Lessee to Lessor on the first day of each month of the remaining months of the calendar year. Thereafter, Lessor may estimate such expenses as of the beginning of each calendar year and require Lessee to pay one-twelfth (1/12th) of such

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                  estimated amount as additional Rent hereunder on the first day of each month. Not later than March 31 of the following calendar year, or as soon thereafter as reasonably possible, including the year following the year in which this Lease terminates, Lessor shall endeavor to furnish Lessee with a true and correct accounting of actual Operating Expenses and Tax Expenses, and within thirty (30) days of Lessor's delivery of such accounting, Lessee shall pay to Lessor, the amount of any underpayment. Notwithstanding the foregoing, failure by Lessor to give such accounting by such date shall not constitute a waiver of Lessor of its right to collect Lessee's share of any underpayment. Lessor shall credit the amount of any overpayment by Lessee toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, refund the amount of overpayment to Lessee.

7. UTILITIES: Lessee shall pay the cost of all water, sewer use and connection fees, gas, heat, electricity, telephone and other utilities billed or metered separately to Lessee. For utility fees or use charges that are not billed separately to Lessee, Lessee shall pay the amount which is attributable to Lessee's use of the Premises. In addition, Lessee shall within fifteen (15) days after receiving a bill from Lessor pay Lessor its share, which is described on Page 1, of any common area utility costs.

8. LATE CHARGES: Lessee acknowledges that late payment by Lessee to Lessor of Rent, Lessee's share of Operating Expenses, Tax Expenses, utility costs or other sums due hereunder, will cause Lessor to incur costs not contemplated by this Lease and the exact amount of such costs are extremely difficult and impracticable to fix. Such costs, include without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any note secured by any encumbrance against the Premises. Therefore, if any installment of Rent or other sums due from Lessee is not received by Lessor within five (5) days of the date due, Lessee shall pay to Lessor a sum equal to five percent (5%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

9. USE OF PREMISES: The Premises are to be used for the uses stated on Page 1 and for no other purposes without Lessor's prior written consent.

         Lessee shall not do or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. Lessee shall not do or permit anything to be done in or about the Premises which will in any way allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not damage or deface or otherwise commit or suffer to be committed any waste in or upon the Premises. Lessee shall honor the terms of all recorded covenants, conditions and restrictions relating to the property on which the Premises are located as noted in Exhibit D. Lessee shall honor the rules and regulations attached to and made a part of this Lease and any other reasonable regulations of the Lessor related to parking and the operation of the Building.

10. ALTERATIONS AND ADDITIONS: Lessee shall not install any signs, fixtures or improvements to the Premises without the prior written consent of Lessor which consent shall not be unreasonably withheld or delayed beyond ten (10) working days. Lessee shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee. As a condition to Lessor's consent to the installation of any fixtures or improvements, Lessor may require Lessee to post a completion bond for up to 150% of the cost of the work. Upon termination of this Lease, Lessee shall remove all signs, fixtures, furniture and furnishings and if requested by Lessor, remove any improvements made by Lessee, and repair any damage caused by the installation or removal of such signs, fixtures, furniture, furnishings and improvements and leave Premises in as good condition as they were in at the time of the commencement of this Lease, excepting for reasonable wear and tear. At the time Lessee notifies Lessor of any Alterations and

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         Additions, Lessor shall notify Lessee of the improvements which Lessor will require to be removed at the expiration of this Lease.

11. REPAIRS AND MAINTENANCE: Lessee shall, at Lessee's sole cost and expense, maintain the Premises and adjacent areas in good, clean and safe condition and repair to the reasonable satisfaction of the Lessor any damage caused by Lessee or its employees, agents, invitees, licensees or contractors. Without limiting the generality of the foregoing, and within the interior of space, Lessee shall be solely responsible for maintaining and repairing all plumbing, electrical wiring and equipment, lighting, and interior walls. Lessor may repair the heating, ventilation and air conditioning systems as deemed necessary by Lessor and Lessee shall pay the cost of such repairs if Lessee has not completed such repairs as deemed necessary by Lessor within at least thirty (30) days from written notice.

         Except for repairs rendered necessary by the negligence of Lessee, its agents, customers, employees and invitees, Lessor agrees, at Lessor's sole cost and expense, to keep in good repair the structural portions of the roof, foundations and exterior walls of the Premises (exclusive of glass and exterior doors), and underground utility and sewer pipes outside the exterior wails of the Building.

         Except for normal maintenance and repair of the items outlined above, Lessee shall have no right of access to or install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Lessor.

12. INSURANCE: Lessee shall at all times during the term of this Lease, and at its sole cost and expense, maintain workers compensation insurance and comprehensive general liability insurance against liability for bodily injury and property damage with liability limits as set forth on Page 1 with such insurance naming Lessor and Owner as an additional insured and including such endorsements as may be commercially available and reasonably required by Lessor. In no event shall the limits of said policy or policies be considered as limiting the liability of Lessee under this Lease.

         All insurance shall be with companies licensed to do business with the Insurance Commissioner of the State of California. A certificate of all such insurance shall be delivered to the Lessor prior to the Commencement Date of this Lease, and annually thereafter over the term of the Lease, which shall certify that the policy names Lessor and the Owner as an additional insured and that the policy shall not be canceled or altered without thirty (30) days prior written notice to Lessor.

13. LIMITATION OF LIABILITY AND INDEMNITY: Except for damage resulting from the active negligence or willful misconduct of Lessor or its authorized representatives, Lessee agrees to save and hold Lessor harmless and indemnify Lessor from and against all liabilities, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation) by reason of injury to person or property, from whatever cause, while in or on the Premises, or in any way connected with the Premises or with the improvements or personal property therein, including any liability for injury to person or property of Lessee, its agents or employees or third party persons.

14. ASSIGNMENT AND SUBLEASING: Lessee shall not assign or transfer this Lease nor sublet all or any portion of the Premises without the written consent of Lessor, which shall not be unreasonably withheld. If Lessee seeks to sublet or assign all or any portion of the Premises, a copy of the proposed sublease or assignment agreement and all agreements collateral thereto, shall be delivered to Lessor at least twenty one
         (21) days prior to the commencement of the sublease or assignment (the "Proposed Effective Date"). In the event the sublease (1) by itself or taken together with prior sublease(s) covers or totals, as the case may be, more than fifty percent (50%) of the rentable square feet of the Premises or (2) is for a term which by itself or taken together with prior or other subleases is greater than fifty percent (50%) of the period remaining in the term of this Lease as of the time of the Proposed Effective Date, then Lessor shall have the right, to be exercised by giving written notice to Lessee, to recapture the space described in the sublease. If such recapture notice is given, it shall serve to

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         terminate this Lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Premises, it shall serve to terminate the entire term of this Lease, in either case as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Lessee to the square feet originally demised and this Lease as so amended shell continue thereafter in full force and effect, except where the Lease has been terminated by Lessor under this Paragraph 14. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Lessee for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Lessee's part to be performed or complied with, for the term of this Lease. In the event of any sublease or assignment of all or any portion of the Premises where the Rent reserved in the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Lessee shall pay the Lessor monthly, as additional Rent, at the same time as the monthly installments of Rent hereunder, one-half (1/2) of the excess of the Rent reserved in the sublease over the Rent reserved in this Lease applicable to the sublease space.

15. SUBROGATION: Subject to the approval of their respective insurers, Lessor and Lessee hereby mutually waive their respective rights of recovery against each other from any insured loss. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

16. AD VALOREM TAXES: Lessee shall pay before delinquent all taxes assessed against the personal property of the Lessee and all taxes attributable to any leasehold improvements made by Lessee.

17. RIGHT OF ENTRY: Lessee grants Lessor or its agents the right to enter the Premises at all reasonable times for purposes of inspection, exhibition, repair and alteration. Lessor shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Lossee's vaults and safes, and Lessor shall have the right to use any and all means Lessor deems necessary to enter the Premises in an emergency. Lessor shall also have the right to place "for rent" and/or "for sale" signs on the outside of the Premises. Lessee hereby waives any claim from damages or for any injury or inconvenience to or interference with Lessee's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the negligent acts or omissions of Lessor or its authorized representatives.

18. ESTOPPEL CERTIFICATE: Lessee shall execute and deliver to Lessor, upon not less than five (5) days prior written notice, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lossee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults as are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon the Lessee that (1) this Lease is in full force and effect, without modification except as may be represented by Lessor;
         (2) there are no uncured defaults in the Lessor's performance; and (3) not more than one month's rent has been paid in advance.

19. LESSEE'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

         a.       The vacation or abandonment of the Premises by the Lessee.

         b. The failure by Lessee to make any payment of Rent or any other payment required hereunder the date said payment is due.

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         c.       The failure of Lessee to observe, materially perform or comply with any of the conditions or provisions of this Lease for a period, unless otherwise noted heroin, of ten (10) days after written notice.

         d. The Lessee becoming the subject of any bankruptcy (including reorganization or arrangement proceedings pursuant to any bankruptcy act) or insolvency proceeding whether voluntary or involuntary when such bankruptcy has not been withdrawn within thirty (30) days.

         e. The Lessee using or storing Hazardous Materials on the Premises other than as permitted by the provisions of Paragraph 29 below.

20. REMEDIES FOR LESSEE'S DEFAULT: In the event of Lossee's default or breach of the Lease, Lessor may terminate Lessee's right to possession of the Premises by any lawful means in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In addition, the Lessor shall have the immediate right of re-entry, and if this right of re-entry is exercised following abandonment of the Premises by Lessee, Lessor may consider any personal property belonging to Lessee and left on the Premises to also have been abandoned.

         If Lessee breaches this Lease and abandons the property before the end of the term, or if Lessee's right to possession is terminated by Lessor because of a breach of the Lease, then in either such case, Lessor may recover from Lessee all damages suffered by Lessor as a result of Lossee's failure to perform its obligations hereunder, including, but not restricted to, the worth at the time of the award (computed in accordance with Paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease term exceeds the amount of such loss of Rent for the same period which the Lessee proves could be reasonably avoided by Lessor and in such case, Lessor prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Lessor because of Lessee's failure to perform its obligations hereunder; provided, however, that even though Lessee has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as the Lessor does not terminate Lossee's right of possession, and until such termination, Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Lessee as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum.

         The foregoing remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law or to any equitable remedies Lessor may have, and to any remedies Lessor may have under bankruptcy laws or laws affecting creditor's rights generally.

         The waiver by Lessor of any breach of any term of this Lease shall not be deemed a waiver of such term or of any subsequent breach thereof.

21. HOLDING OVER: If Lessee holds possession of the Premises after the term of this Lease with Lessor's consent, Lessee shall become a tenant from month to month upon the terms specified at a monthly Rent of 125% of the Rent due on the last month of the Lease term, payable in advance on or before the first day of each month. All options, if any, granted, under the terms of this Lease shall be deemed terminated and be of no effect during said month to month tenancy. Lessee shall continue in possession (as a tenant at sufferance) until such tenancy shall be terminated by either Lessor or Lessee giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

22. LESSOR'S DEFAULT: Lessee agrees to give any holder of a deed of trust encumbering the Premises ("Trust Deed Holders"), by certified mail, a copy of any notice of default served upon the Lessor by Lessee, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Trust Deed Holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time, if any, provided for in this Lease, then the Trust Deed Holders shall have an additional thirty (30) days within which to cure such

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
         default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, the Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

23. PARKING: Lessee shall have the use of the number of undesignated parking spaces set forth on Page 1. Lessor shall exercise its best efforts to insure that such spaces are available to Lessee for its use, but Lessor shall not be required to enforce Lossee's right to use the same.

24. SALE OF PREMISES: In the event of any sale of the Premises by Lessor, Lessor shall be and is hereby released from its obligation to perform under this Lease; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor under this Lease.

25. WAIVER: No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right of remedy or be construed as a waiver.

         The subsequent acceptance of Rent by Lessor after breach by Lessee of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Lessor from maintaining an unlawful detainer or other action based on such breach.

         No payment by Lessee or receipt by Lessor of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease.

26. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Lessor does not elect to terminate this Lease, Lessor shall within sixty (60) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Lessor shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Lessor shall not be required to rebuild, repair or replace any part of Lessee's furniture, furnishings or fixtures and equipment removable by Lessee or any improvements installed by Lessee under the provisions of this Lease. If more than fifty (50%) of the Premises are damaged by fire or other casualty as reasonably determined by Lessor and the Premises cannot be restored within one hundred eighty
         (180) days after the date of such damage, then Lessee, at its option, may terminate this Lease. Lessor shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Lessor as a result of the fire or other casualty. Lessor shall not be liable for any inconvenience or annoyance to Lessee, injury to the business of Lessee, loss of use of any part of the Premises by the Lessee or less of Lessee's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Lessor shall allow Lessee a fair diminution of Rent during the time and to the extent the Premises or portion of the Premises are unfit for occupancy. During any period that Base Rent payable hereunder is abated or reduced, Lessee's obligation to pay its proportionate share of operating expenses, tax expenses, and utilities shall be similarly abated or reduced. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Lessee or any of Lessee's agents, employees, or invitees, the Rent shall not be diminished during the repair of such damage and Lessee shall be liable to Lessor for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

         Except as otherwise provided in this Paragraph 27., Lessee hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

27. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is taken for any public or quasi-public purpose of any lawful government power or authority or sold to a governmental entity to prevent such taking, the Lessee or the Lessor may terminate this Lease as of the date when physical possession of the Premises is taken by the taking authority. Lessee shall not because of such taking assert any claim against the Lessor or the taking authority for any compensation because of such taking, and Lessor shall be entitled to receive the entire amount of any award without deduction for any estate of interest or interest of Lessee. If a twenty five percent (25%) or more of the Building or the Lot is so taken, Lessor at its option may terminate this Lease. If Lessor does not elect to terminate this Lease, Lessor shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial taking, allowing for the reasonable effects of such taking, and a proportionate allowance shall be made to Lessee for the Rent corresponding to the time during which, and to the part of the Premises of which, Lessee is deprived on account of such taking and restoration. Lessor shall not be required to spend funds for restoration in excess of the amount received by Lessor as compensation awarded.

28. HAZARDOUS MATERIALS: Subject to the remaining provisions of this paragraph, Lessee shall be entitled to use and store only those Hazardous Materials (defined below), that are necessary for Lessee's business, provided that such usage and storage is in full compliance with all applicable local, state and federal statutes, orders, ordinances, rules and regulations (as interpreted by judicial and administrative decisions). Lessor shall have the right at all times during the term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Lessee is in compliance with the provisions of this paragraph, and (iii) request lists of all Hazardous Materials used, stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Lessee, if Lessor reasonably believes they are necessary. Lessee shall give to Lessor immediate verbal and follow-up written notice of any spills, releases or discharges of Hazardous Materials on the Premises, or in any common areas or parking lots (if not considered part of the Premises), caused by the acts or omissions of Lessee, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Lessee covenants to investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Materials caused by the acts or omissions of Lessee, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Lossee's cost and expense; such investigation, clean up and remediation to be performed after Lessee has obtained Lessor's written consent, which shall not be unreasonably withheld; provided, however, that Lessee shall be entitled to respond immediately to an emergency without first obtaining Lessor's written consent. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees) arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Materials on or about the Premises caused by the acts or omissions of Lessee, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Lessee shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Lessor, which may be given or withheld in Lessor's sole discretion. As used herein, the term Hazardous Materials shall mean (i) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by all applicable local, state and federal laws; (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyls; and (v) radioactive materials. The provisions of this paragraph shall survive the termination of this Lease.

         Lesser warrants that to the best of its knowledge, based on a Level 1 Environmental Assessment dated July 19, 1993 by E2C, Inc. (Job No.1770600) there are no Hazardous Materials on the Premises prior to the Lessee's occupancy.

         Lessor further warrants, to the best of its knowledge, that since October 20, 1993, no Hazardous Materials have been used or placed on or about the Premises, and that no action, proceeding, or claim is pending or threatened concerning the Premises or the Park concerning any Hazardous Material or pursuant to any environmental law.

         Lesser shall indemnify Lessee from and against any and all costs and expenses actually incurred by Lessee and paid to unaffiliated third parties which costs and expenses are required to be expended by Lessee pursuant to the terms of a final clean up order issued by a government entity having jurisdiction, which final clean up order requires Lessee to clean up or remediate a release, spill or discharge of Hazardous Materials on the Premises, Building or Lot, to the extent such clean up or remediation results from (i) the acts or omissions of Lessor; or
         (ii) as a result of Hazardous Materials known to Lessor to exist on or under the Premises, the Buildings, or the Lot, prior to the date of this Lease. This indemnity by Lessor shall not include any costs of defense of Lessee, any third party claims or recovery against Lessee, and damages or injuries to property, person or natural resources, or any costs or expenses not required by the final clean up order. This indemnity by Lessor shall not be construed to create an independent obligation for Lessor to perform or pay for any remediation or clean up over and above what Lessor would otherwise be required to perform by law following a final adjudication of said matter.

         Notwithstanding the foregoing, but subject to Paragraph 31(d), nothing in this Lease shall impair Lessee's right at law or in equity against Lessor or third parties with respect to Hazardous Materials.

29. ENVIRONMENTAL DISCLOSURE AND CERTIFICATION STATEMENT: Prior to the commencement of this Lease, within thirty (30) days after the execution of this Lease and annually on the anniversary of the execution of the Lease (each such date being hereinafter referred to as a "Disclosure Date"), Lessee shall disclose and certify to Lessor in writing (the "Environmental Disclosure and Certification Statement") the names and amounts of all Hazardous Materials (other than general office supplies which are being stored for future use or used on the Premises in such quantities as do not constitute a violation of any Environmental Law and are customarily stored or used in commercial industrial buildings in Santa Clara County, California) which are on each Disclosure Date, used, generated, treated, handled, stored or disposed of at, on, about or below the Premises. The Environmental Disclosure and Certification Statement shall also include information on storage locations, methods, permits required, discharge points and waste streams of Hazardous Materials.

30. FINANCIAL STATEMENTS: Within ten (10) days after Lessor's request Lessee shall deliver to Lessor the then current audited financial statements of Lessee (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Lessee at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Lessee shall provide Lessor with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Lessor in Lessor's reasonable discretion, which reflects the financial condition of Lessee.

31.      GENERAL PROVISIONS:

         a. TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

         b. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         c. RECORDATION. Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of the Lessor.

         d. LESSOR'S PERSONAL LIABILITY. The liability of Lessor (which, for purposes of this Lease, shall include Lessor and the owner of the Building if other than the Lessor) to Lessee for any default by Lessor under the terms of this Lease shall be limited to the actual interest of Lessor and its present or future partners in the Building and Lessee agrees to look solely to Lessor's or Lessor's present or future partners' actual interest in the Building for the recovery of any judgment against Lessor, it being intended that Lessor shall not be personally liable for any judgment or deficiency. The liability of Lessor under this Lease is limited to its actual period of ownership of title to the Building, and Lessor shall be released from liability upon transfer of title to the Building, as long as transferee assumes the obligations of Lessor hereunder.

         e. SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

         f. CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

         g. ATTORNEYS' FEES. In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entered to recover all costs and expenses including reasonable attorneys' fees.

         h. This Lease supersedes any prior agreements and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party that is not in writing and signed by all parties to this Lease shall be binding.

         i. WARRANTY OF AUTHORITY. Each person executing this agreement on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.

         j. NOTICES. All notices and demands required or permitted to be sent to the Lessor or Lessee shall be in writing and shall be sent by United States mail, postage prepaid, certified or by personal delivery or by overnight courier, or facsimile addressed to Lessor c/o Tarlton Properties Inc., (Property Manager) 300 Second Street, Suite 109, Los Altos, CA 94022, or to Lessee at the Premises, or to such other place as such party may designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail.

         k. INTERLINEATION. The use of any underlining or strikeouts within the Lease is to distinguish modifications made to the standard lease form. No other meaning or emphasis is intended by this use, nor should any be inferred.

32. OPTION TO EXTEND THE LEASE: Provided Lessee is not in default in the performance of any of its obligations under the Lease, Lessee shall have the right, at its option, to extend the term of the Lease for five
         (5) years, (the "Extended Term"). The lease for the Premises during the Extended Term shall be upon the same terms, covenants and conditions as are set forth in the Lease, other than rent, Tenant Improvements, and the term of the leasehold. If Lessor does not receive from Lessee written notice of Lessee's exercise of the option one hundred and eighty (180) days prior to the expiration of the term (the "Option Notice"), then this option shall terminate. The monthly rent for the Extended Term shall be the then current effective market rent, for comparable R&D space (the "Fair Rental Value") to be determined as set forth below. The Fair Rental Value shall not include tenant improvement value that Lessee may add to the Premises during its occupancy. Said case shall only take place if specific improvements can be pointed to as Lessee's own improvements. Upon determination of the rent for the Extended Term pursuant to the terms outlined above, the parties shall immediately execute an amendment to the Lease stating the minimum monthly rent for the Extended Term. Lessee shall have no other right to extend the term of the Lease unless Lessor and Lessee otherwise agree in writing. This option is personal to Lessee and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease except in connection with an assignment of the Lease not requiring Lessor's consent pursuant to paragraph 14 above. Any assignment shall not, in any way affect or limit the liability of Lessee pursuant to the Lease. Notwithstanding the timely giving of the Option Notice, if Lessee is in default of any provisions of the Lease on the date of commencement of the Extended Term, at Lessor's option, all rights of Lessee under this option shall terminate and be of no force and effect.

         Lessor and Lessee shall attempt, in good faith, to agree on the Fair Rental Value for the premises as used or permitted to be used by Lessee as of the commencement of the extended term(s). If the parties cannot agree within thirty days from the Option Notice either the option terminates or the parties agree that, then the Fair Rental Value shall be determined by an appraisal to be conducted as follows: each party shall appoint a real estate appraiser, who shall be a member of the American Institute of Real Estate Appraisers and who has at least five
         (5) years experience appraising R & D and office space located in the vicinity of the Premises. If the two appraisers are not able to agree on the fair market rental within fifty (50) days after the Option Notice, the appraisers shall select a third appraiser with the qualifications set forth above, who shall, within ten (10) days, choose one or the other appraisals conducted by Lessors and Lessees appraisers as Fair Rental Value.

33. SUBORDINATION: Subject to Lessee's receipt of a commercially reasonable non-disturbance agreement, and without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any bona fide mortgagee or deed of trust beneficiary with a lien on all or portion of the Premises or any ground lessor with respect to the Project and/or Building, this Lease shall be subject to and subordinate at all times to:

         (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and

         (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Lessor's interest or estate in any of said items is specified as security.

         Notwithstanding the foregoing, Lessor shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Lessee shall, notwithstanding any subordination, attorn to and become the Lessee of the successor in interest to Lessor; provided, however, such lessor or lender shall deliver to Lessee a commercially reasonable non-disturbance agreement stating that Lessee's possession shall not be disturbed. Lessee covenants and agrees to execute and deliver, upon Lessee's receipt of such commercially reasonable non-disturbance agreement and upon demand by Lessor and in the form reasonably requested by Lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases of the lien of any such mortgage or deed of trust. Lessee's failure to timely execute and deliver such additional documents shall constitute an additional default hereunder. In the event Lessor fails to deliver to Lessee a commercially reasonably non-disturbance agreement from the current lender of the Project prior to the Commencement Date, Lessee shall have the right to terminate this Lease upon five (5) business days notice to Lessor.

         34. COMMENCEMENT DATE: The Lease shall commence upon the latter of the completion of Tenant Improvements referenced the Addendum or January 1, 1995.

         IN WITNESS WHEREOF, this Lease is executed on the date and year first written above.

LESSEE:

Rastergraphics Incorporated
a California Corporation

By: /s/ Rastergraphics Incorporated
    ____________________________________ Its:  President

LESSOR:

Principal Mutual Life Insurance
an Iowa Corporation

By: /s/ Principal Mutual Life Insurance
    ____________________________________ Its:  President

                                    EXHIBIT A

Legal Description: All that certain real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

         Parcel One:

         All of lot 1 , as shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on May 2, 1985, in Book 542 of Maps, Page(s) 36 and 37.

         Parcel Two:

         A non-exclusive easement for vehicular ingress and egress, appurtenant to Parcel One above, 13 feet in width adjoining the southeasterly line of said Parcel One, as provided for in that certain reciprocal easement agreement by and between Renco Associates, A California General Partnership and Larry D. Russel, Et Al, recorded January 8, 1982 in Book G543, Page 746.

                                   EXHIBIT B

JACK & COHEN Builders, Inc.                                               Page 1

                               CONCEPTUAL BUDGET

  Raster Graphics                   Rev. #: 7 based on DES/Raster REV of 9/14/94
  3025 Orchard Parkway              9/15/94   prepared by J. Hanson/D. Ross

                            60,060 SF leasable
                            20,850 SF mfg area

DIV     Description           Quantity   Unit    $/Unit      TOTAL    ACTUAL
- ---     -----------           --------   ----    ------      -----    ------

2       SITEWORK                                             7,035
                               -----------------------------------
   50     demolition            445      LF       12.00      5,340    (E) walls to be removed
   50     demolition              1      LS        0.00          0    in electrical scope
   60     demolition, concrete   75      SF       15.00      1,125    plumbing trenches, wall cuts
   70     demolition, carpet    950      SF        0.60        570

3       CONCRETE                                             1,875
                               -----------------------------------
  300     in-place - patch       75      LF       25.00      1,875    trenches
  300     containment curb       80      LF        0.00          0    curb @ H3 storage

4       MASONRY                                                  0
                               -----------------------------------
          not used                                               0

5       METALS                                                 400
                               -----------------------------------
  500     misc fabrications       1      LS      400.00        400    counter brackets, etc.

6       WOOD & PLASTICS                                     17,000
                               -----------------------------------
  100     rough carpentry         1      LS     1500.00      1,500    misc blocking & bracing
  100     rough carpentry         2      EA     1250.00      2,500    new exhaust openings
  100     rough carpentry         2      EA     1500.00      3,000    frame openings new AC uni
  200     finish carpentry        1      LS     1500.00      1,500    misc
  200     finish carpentry        1      LS     2500.00      2,500    handrail modification ADA
  410     casework & counters     4      EA      300.00      1,200    modify RR counters
  410     casework & counters    12      LF      400.00      4,800    breakroom/coffee upper & lower+ctr

7       THERMAL & MOISTURE                                   2,000
                               -----------------------------------
  500     roofing, membrane       4      EA      500.00      2,000    misc patching

8       DOORS, GLASS, HARDWARE                              40,620
                               -----------------------------------
  100     doors/frames/hdwre      8      EA      750.00      6,000    1-hr doors, 3x7
  100     doors/frames/hdwre      1      EA        0.00          0    2-hr doors, pair 3x7
  100     doors/frames/hdwre      3      EA     1125.00      3,375    1-hr doors, pair 6x7
  100     doors/frames/hdwre      3      EA      885.00      2,655    (N) pr. standard dr/fr/hdwre
  100     doors/frames/hdwre     13      EA      590.00      7,670    (N) single standard dr/fr/hdwre
  100     doors/frames/hdwre     11      EA      200.00      2,200    relocated dr/frames
  500     HM sidelight frames     3      EA      350.00      1,050    glazed, (4)2x7 & (1)4x7
  500     HM window frames        2      EA      350.00        700    glazed, 4x4 & 3x3
  710     replace (E) door
            hdwre                45      EA      250.00     11,250    for ADA/T24 and function change
  710     SD activated closers    1      EA      800.00        800    guess on quantity
  800     storefront doors        6      EA      400.00      2,400    modify for compliance
  800     glazing & mirrors       2      EA      180.00        360    ADA full height
  800     glazing & mirrors     240      SF        9.00      2,160    in restrooms



                                   EXHIBIT B2

                             WORK LETTER AGREEMENT

Lessee and Lessor are executing simultaneously with this Work Letter Agreement, a lease (the "Lease") of even date herewith covering certain Premises described on Page 1 of the Lease. This Work Letter Agreement is incorporated into said Lease as Exhibit "B" thereto. In consideration of the mutual covenants contained in the Lease, Lessee and Lessor hereby agree that the Premises shall be improved as set forth herein.

1. BASE BUILDING: Lessor and Lessee understand and acknowledge that this Work Letter Agreement relates only to the construction of "non-base building" improvements ("Tenant Improvements") for the Premises.

2.   PRELIMINARY PLANS AND SPECIFICATIONS:

     a. PRELIMINARY PLANS: Lessee and Lessor have prepared, using Lessor's architect, a preliminary plan and an outline of specifications ("Preliminary Plans") for the construction of the Tenant Improvements for the Premises.

     b. PRELIMINARY CONSTRUCTION DRAWINGS: Lessor shall deliver to Lessee, not later than September 16, 1994, a preliminary design for the Premises ("Preliminary Construction Drawings") based upon the Preliminary Plans.

     c. DESIGN INFORMATION: Lessee shall deliver to Lessor, not later than September 20, 1994, information (the "Design Information") sufficient to permit Lessor to prepare the "Plans" described in Paragraph 3 below. Such information to be supplied by Lessee shall include its mark-up of the Preliminary construction Drawings, as well as all necessary design criteria for the construction of the Tenant Improvements, including, without limitation, the following information:

         i. The locations of doors (including the truck door), partitioning, ceiling layouts, lighting fixtures, electrical outlets and switches, and telephone outlets;

         ii.   The location and extent of special floor loading;

         iii.  The location and description of plumbing requirements;

         iv. The amount of additional electrical loads and location of areas requiring such additional electrical loads;

         v.    Any structural or architectural installations;

         vi.   The location and dimensions of telephone equipment rooms; and

         vii.  Other special requirements.

3. FINAL PLANS: Lessor shall prepare or cause to be prepared final plans and specifications substantially in conformity with the Preliminary Plans and which incorporate the Design Information to be delivered to Lessor pursuant to Paragraph 2(b) above. "Plans" shall hereinafter mean final plans as may be changed from time to time in accordance with Paragraph 8 below. All Plans shall be delivered to Lessee as soon as reasonably possible from the date hereof, subject, however to periods of delay encountered by Lessor in the preparation of Plans resulting from requests by Lessee for changes in the Plans subsequent to the date hereof. Within ten (10) days after delivery of the Plans, Lessee shall set forth in writing with particularity and precision any correction or changes necessary to bring the Plans into substantial conformity with the Preliminary Plans and the Design Information, except that Lessee may not object to any logical development or refinement of the Preliminary Plans and the Design Information. Lessor and Lessee hereby agree to act with diligence to cause the Plans to be approved and signed by the parties, in duplicate, by no later than September 30, 1994. Following such approval and execution of the Plans changes may be made only in accordance with Paragraph 8 below. In the event that Lessee fails to approve the Plans pursuant to the provisions of this Paragraph 3 and as a result of such failure this Lease is terminated, unless such failure is due to Lessor's unreasonable interpretation of the Preliminary Plans and Design Information, Lessee agrees to indemnify Lessor for any and all nonreimbursed expenses, including, but not limited to, architects' fees, engineering fees, non-refundable good faith deposits and attorney's fees incurred by Lessor in connection with the preparation of the Plans and construction of the Premises.

4. IMPROVEMENT BUDGET: Lessor shall enter into a guaranteed maximum price contract with Jack and Cohen Builders, as General Contractor for the construction of the Tenant Improvements in accordance with conceptual budget #7 (attached). Lessor shall cause to be prepared and Lessor shall deliver to Lessee as soon as reasonably possible following approval of the Plans by the parties, a detailed estimate of the Costs of the Tenant Improvements (the "Improvement Budget"), which "Costs" shall consist of those elements described in the definition of "costs" set forth in Paragraph 5 below. Lessor agrees to deliver a "turn-key" set of Tenant improvements detailed in conceptual Budget #7. This guaranteed maximum cost is included for reference purposes. Lessor and Lessee hereby agree to use their commercially reasonable best efforts to approve the Improvement Budget by no later than October 1, 1994. The bid specifications to be submitted to the subcontractors, for the purpose of preparing the budget for the Costs, shall be detailed and shall set forth clearly on an item-by-item basis the components of the work to be submitted to each approved subcontractor. In no event shall the final Improvement Budget exceed the Improvement Allowance (as hereinafter defined) without Lessee's prior written consent. Changes to the final Improvement Budget may be made only in accordance with Paragraph 8 below.

5. IMPROVEMENT ALLOWANCE: Lessor hereby agrees to fund an improvement allowance for Tenant Improvements as in Paragraph 3, above. In addition, Lessor will fund the following additional improvements: i) Full service 2-stop elevator, ii) New roof and roof screen on lower/rear portion of building, iii) Exterior ADA compliance items, iv) Outside H-3 Hazardous Materials containment structure approved by City Building and Fire Departments, v) Newly sealed and striped parking lot pavement, vi) A voluntary seismic structural upgrade to building, vii) Refurbished HVAC equipment, to be fully operational, plus new HVAC units to serve Tenants approved floor plans. Improvement Allowance shall include a 5% construction management fee to be paid to Tariton Properties, Inc. for managing the satisfactory completion of design, construction and ready for occupancy.

        CONSTRUCTION: Upon approval by the parties of the Improvement Budget, Lessor shall use its commercially reasonable best efforts to substantially complete the Improvements on or before the Anticipated Commencement Date set forth in Paragraph 3(b) of the Lease. Lessor shall not authorize construction of any Improvements which will result in "Outside Costs" (i.e., those improvements which are not within the scope of work contemplated by the Improvement Budget approved by the parties pursuant to the provisions of Paragraph 4 above) unless: (i) Lessee shall have delivered written approval to Lessor of such Outside Costs, or (ii) such Outside Costs occur as a result of a "force majeure events" described below. Lessor shall not be liable for any direct or indirect damages as a result of delays in construction of the Improvements due to events "force majeure events") which generally affect the progress of construction beyond Lessor's reasonable control, including, but not limited to, fire, earthquake, inclement weather or other acts of God, strikes, boycotts; availability of materials and labor; changes in governmental regulations or requirements; changes in the Plans or Improvement Budget pursuant to Paragraph 8 below; or Lessee Delays defined in Paragraph 4(d) of the Lease.

7. AUDITS: All costs associated with the Tenant Improvements will be audited in accordance with generally accepted accounting practices by Lorrin C. Tarlton, Jr. or John Tarlton, as Construction Manager, with Lessee participating in audit if it so chooses.

8. CHANGES IN PLANS: The attached Plans and specifications have been approved by Lessor and Lessee pursuant to Paragraphs 3, 4 and 5 above. Lessee shall have the right to request changes in the Plans, provided, however, that: (a) such requests shall not result in any structural or material change in the Tenant Improvements as determined by Lessor; (b) such requests conform to applicable governmental agencies and, if necessary, are approved by the applicable governmental agencies; (c) all additional charges of implementing such changes including, without limitation, architectural fees, increases in construction costs and other related charges shall be included in Lessor's Costs and payable by Lessee in accordance with the provisions of Paragraph 5 above; (d) such requests shall constitute an agreement on the part of Lessee to any delay in completion of the Tenant Improvements caused by reviewing, processing and implementing the changes; and (e) such requests shall constitute "Lessee Delays". Each request for changes in accordance herewith shall be in writing and if approved by Lessor, shall be approved in writing.

9. COMPLETION OF TENANT IMPROVEMENTS: The Premises shall be deemed to be "Ready for Occupancy" when the work of construction of the Tenant Improvements has been substantially completed in accordance with the Plans (subject to the normal so-called "punch list items") as evidenced by the delivery to Lessor and Lessee of a certificate from Lessor's Construction Manager with a copy of a temporary certificate (if legally required as a condition of occupancy) permitting occupancy of the Premises issued by the City of San Jose. Lessor shall diligently complete as soon as reasonably possible any items of work and adjustment not completed when the Premises are Ready for Occupancy. Subject to Lessee's obligation to pay certain Costs in excess of the Improvement Allowance (as provided in Paragraph 4 above). Lessor hereby agrees to indemnify, defend and hold Lessee harmless from and against any liens filed in connection with the construction of the Tenant Improvements.

10. QUALITY OF CONSTRUCTION: Lessor and Lessee hereby agree that all Tenant Improvements shall be constructed by Jack and Cohen Builders, Inc. pursuant to a contract on a guaranteed maximum price basis which shall be prepared based upon and through negotiation and competitive bidding. Lessor hereby agrees that the general contractor's construction manager shall have previous experience in similar projects which is reasonably satisfactory to Lessee. Lessor warrants and represents to Lessee that all work shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the Building. Lessor makes no representations, warranties or guarantees, expressed or implied, including warranties of merchantability or use of Premises, except as expressly set forth herein and in the Lease. Upon written request by Lessee in each instance, Lessor shall enforce for the benefit of Lessee all warranties, if any, received by Lessor from Jack and Cohen Builders, Inc. or others in connection with the construction of the Tenant Improvements to the extent that said warranties cover any defects in the Improvements which Lessee is required to repair hereunder.

11. CONSTRUCTION REPRESENTATIVE: In connection with the original construction of the Tenant Improvements, each party shall be bound by the acts of its respective Construction Representative appointed by each party upon the execution of this Lease. Lessor's Construction Representative is Lorrin C. Tarlton, or John Tarlton and Lessee's Construction Representative is Seb Nardecchia. A party may designate a substitute Construction Representation by giving written notice to the other party.

12. EARLY ENTRY:

    a. LESSEE'S FINISHING WORK: If prior to the Commencement Date, Lessee desires to enter upon a portion of the Premises, upon reasonable written notice to Lessor, in order to install trade fixtures and equipment and to commence construction of any improvements within the Premises to be constructed by Lessee at Lessee's sole cost and expense ("Lessee's Finishing Work"), such entry by Lessee for the purpose of construction of Lessee's Finishing Work shall be subject to all of the conditions set forth in this Paragraph 12.


    b. CONTROL OF WORK. Should Lessee elect to enter the Premises under the terms of this Paragraph 12 for Construction of Lessee's Finishing Work, it is hereby agreed that Lessee, its employees, its agents, its independent contractors, its suppliers and any other person under Lessee's direct control ("Lessee's Personnel") installing Lessee's Finishing Work on the Premises shall be subject to and shall work under the direction of Lessor and Jack & Cohen Builders, Inc. If, in the sole reasonable judgment of Lessor, the presence of Lessee's Personnel or the work that is being performed by Lessee's Personnel shall interfere with Lessor's work of Construction, detrimentally affect Lessor's ability to comply with its commitments for completing its work of improvement in the Premises. Lessor shall have the right to order any or all of Lessee's early entry work to cease on 24 hours written notice. If Lessor requires such cessation of work because there exists interference with the work of construction of the Tenant Improvements, Lessee shall have Lessee's Personnel remove from the Premises all of Lessee's tools, equipment and materials.

    c. CONDITIONS OF OCCUPANCY. If Lessee desires to exercise its right of early entry in accordance with the provisions of this Paragraph, Lessee further agrees to: (i) pay for and provide certificates evidencing the existence and amounts of liability insurance carried by Lessee, which coverage shall be reasonably approved by Lessor; (ii) pay utility charges reasonably allocated to Lessee by Lessor; (iii) indemnify and save Lessor and the Premises harmless from and against all liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including without limitation, attorney's fees and legal costs) arising out of the use, construction, or occupancy of the Premises by Lessee, and/or its agents, employees, contractors and servants prior to the Commencement Date; and (iv) comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work on the Premises.

                         EXHIBIT C- RULES & REGULATIONS
                                  PAGE 1 OF 1

                      LEASE DATED AUGUST 29, 1994 BETWEEN

             RASTERGRAPHICS INCORPORATED, A CALIFORNIA CORPORATION
                                   ("LESSEE")

                                      AND

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
                                   ("LESSOR")

1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises without the prior written consent of Lessor. Lessor shall have the right to remove any such unapproved item without notice and at Lessee's expense.

2. Lessee shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor without the consent of Lessor.

4. All window covering installed by Lessee and visible from the outside of the building require the prior written approval of Lessor.

5. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises.

6. Lessee shall not alter any lock or install new locks or bolts on any door at the Premises without the prior consent of Lessor.

7. Lessee agrees not to make any duplication of the keys to the common area doors of the building duplicate keys without the prior consent of Lessor.

8. Lessee shall park motor vehicles in those general parking areas as designated by lessor except for loading and unloading. During those periods of loading and unloading, Lessee shall not unreasonably interfere with traffic flow within the Project and loading and unloading areas of other Lessees.

9. Lessee shall not disturb, solicit or canvas any occupant of the Building or Project and shall cooperate to prevent same.

10. No person shall go on the roof without Lessor's permission except for inspections, repairs or maintenance.

11. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Lessor or other Lessee, shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

12. All goods, including material used to store goods, delivered to the Premises of Lessee shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15. Lessee is responsible for the storage and removal of all trash and surface. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Lessor.

16. Lessee shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales or merchandise shall be allowed in the parking lots or other common areas.

                                   EXHIBIT D


RECORDING REQUESTED BY:        )  REG FEE    14-              7254900
                               )  MICRO       1-     RECORDED AT THE REQUEST OF
                               )  LIEN NOT           TITLE INSURANCE AND
_______________________________)  SMPF               TRUST COMPANY
WHEN RECORDED RETURN TO:       )                                    8:00
  RENCO ASSOCIATES             )                     JAN 8 1982     A.M.
  ATTN: DONALD H. VERMEIL      )
  1211 SCOTT BLVD., SUITE 102  )                     JAN 8 1982
  SANTA CLARA, CA 95051        )                     GEORGE A MANN, RECORDER
                                                     SANTA CLARA COUNTY,
                                                     OFFICIAL RECORDS

                                                     G543 PAGE 746

                         RECIPROCAL EASEMENT AGREEMENT

     This Reciprocal Easement Agreement is entered into, to be effective on the date it is recorded in the official records of Santa Clara by and between RENCO ASSOCIATES, a California general partnership ("Renco") and Larry D. Russel and Janet Russel, his wife, and Thomas P. Masters and Virginia B. Masters, his wife, (collectively "Russel and Masters").

                                   RECITALS:

     WHEREAS, Renco is the owner of that certain real property located in the City of San Jose, County of Santa Clara, State of California more particularly described as Lot 2 as shown within that certain instrument entitled, "Approval of the Director of Private Development of San Jose approving lot line adjustment between two or more adjacent parcels", recorded on May 14, 1981 in Book "G" o8B of Official Records of Santa Clara County at Page 607 (the "Renco Land"); and

     WHEREAS, Russel and Masters is the owner of that certain real property located in the City of San Jose, County of Santa Clara, State of California more particularly described as Lot 3 as shown within that certain instrument entitled, "Approval of the Director of Private Development of San Jose approving lot line adjustment between two or more adjacent parcels", recorded on May 14, 1981 in Book "G" o8B of Official Records of Santa Clara County at Page 607 (the "Russel and Masters Land"); and

                                                                   G543 PAGE 747

     WHEREAS, the parties desire to grant to each other mutual and reciprocal easements over their respective Lands along their common boundary for purposes of providing common ingress and egress to each others parcel and to set forth their agreement with respect to the construction and maintenance of certain improvements thereon.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Easement by Renco: Renco hereby grants to Russel and Masters a non-exclusive easement and right of way over, across and through a portion of the Renco Land as more particularly described on Exhibit "A" hereto and delineated on Exhibit A-x hereto for the limited purpose of using said easement area in common with Renco to provide vehicular ingress and egress to their respective Lands.


     2. Grant of Easement by Russel and Masters: Russel and Masters hereby grants to Renco a non-exclusive easement and right of way over, across and through a portion of the Russel and Masters Land as more particularly described on Exhibit "B" hereto and delineated on Exhibit B-x hereto for the limited purpose of using said easement area in common with Russel and Masters to provide vehicular ingress and egress to their respective Lands.

     3. Easements Shall Be Appurtenant: The easement granted by Renco to Russel and Masters herein shall be appurtenant to the Russel and Masters Land. The easement granted by Russel and Masters to Renco herein shall be appurtenant to the Renco Land.

     4. Limitations on Use of Easement Areas: The parties hereto each agree that the mutual easements granted herein are made solely for purposes of providing a common driveway for the joint use by the owners, tenants and invitees using and/or occupying the respective Lands of each and for no other purpose. In this regard each of the parties agrees that it shall not:

                  (a) Construct any improvements on or within the respective easement areas except as specifically permitted herein; nor

                  (b) Take any act which would prevent or impair the others free use of the easement areas for the free flow of vehicular ingress to and egress from the other Lands; nor

                  (c) Allow the parking of any vehicles or the storage of any materials within the easement areas.

         5.       Construction of Easement Area Improvements and Maintenance of
Same: Each of the parties hereto agrees to fully cooperate with the other in causing the easement area to be improved, in accordance with the requirements of requisite governmental authorities, as a driveway sufficient to service each of the parties respective Lands and to thereafter fully cooperate in causing the easement areas to be properly maintained in good condition and repair. All costs incurred for purposes of constructing the required improvements and maintaining same shall be shared fifty percent (50%) by Renco and fifty percent (50%) by Russel and Masters.

         6. Rights of Mortgagees: No breach of any of the provisions contained herein, or any enforcement thereof, shall defeat or render invalid the lien of any mortgage or deed of trust now or hereafter executed upon the real property subject thereto; provided, however, that if said real property is sold under a foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser at such sale and his successors and assigns shall hold any and all property so purchased subject to all of the terms and conditions contained herein.

         7.       Covenants Running With The Land:

                  A. The covenants and agreements of Renco hereunder are made by Renco on its own behalf (as owner of the Renco Land) and on behalf of the successive owners of the Renco Land for the direct benefit of the Russel and Masters Land, Russel and

Masters (as owner of the Russel and Masters Land), and the successive owners of the Russel and Masters Land, it being the intent of Renco and Russel and Masters that the foregoing covenants and agreements of Renco shall be "covenants running with the land" as defined in California Civil Code Section 1468, the burdens of which shall be binding on the Renco Land and its successive owners for the direct benefit of the Russel and Masters Land and its successive owners.

                  B. The covenants and agreements of Russel and Masters hereunder are made by Russel and Masters on their own behalf (as owner of the Russel and Masters Land) and on behalf of the successive owners of the Russel and Masters Land for the direct benefit of the Renco Land, Renco (as owner of the Renco Land), and the successive owners of the Renco Land, it being the intent of Russel and Masters and Renco that the foregoing covenants and agreements of Russel and Masters shall be "covenants running with the land" as defined in California Civil Code Section 1468, the burdens of which shall be binding on the Russel and Masters Land and its successive owners for the direct benefit of the Renco Land and its successive owners.

                  C. Notwithstanding the foregoing, unless the transferor and the transferee otherwise specifically agree in writing, upon the sale conveyance or assignment by the transferor of said transferor's entire interest in the real property burdened by the respective easement granted herein which burdens said real property, the transferor shall be released from, and the transferee shall assume, liability hereunder as set forth in California Civil Code Section 1466, which provides:

                  "No one, merely by reason of having acquired an estate subject to a covenant running with the land, is liable for a breach of the covenant before he acquired the estate, or after he has parted with it or ceased to enjoy its benefits."

         8. Miscellaneous: In the event that any provision (or provisions) of this Agreement is, or hereinafter is, adjudged to be, for any reason, unenforceable or invalid, it is the specific intent of the parties hereto that the remainder hereof shall subsist and remain in full force and effect. Time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Agreement. The headings contained in this Agreement are for the purpose of reference only, and shall not be considered in the construction or interpretation of any provision hereof. This Agreement may be executed in any number of counterparts, each of which is an original, but all of which constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with an interest to be bound hereby as of the date this Agreement is recorded.

                                     RENCO:

Dated: 1/5/82                        Renco Associates
      --------                       a California general partnership

                                     By /s/ Renco Associates
                                        -----------------------------
                                        a General Partner


                                     By /s/ Renco Associates
                                        -----------------------------
                                        a General Partner
Dated: 1/5/82
      --------                       RUSSEL AND MASTERS


                                     By /s/ Larry D. Russel
                                        -----------------------------
                                        Larry D. Russel


                                     By /s/ Janet Russel
                                        -----------------------------
                                        Janet Russel


                                     By /s/ Thomas P. Masters
                                        -----------------------------
                                        Thomas P. Masters


                                     By /s/ Virginia B. Masters
                                        -----------------------------
                                        Virginia B. Masters

                                   ADDENDUM I

                              ADJUSTMENTS TO RENT

                                  Page 1 of 1

                      Lease Dated August 29, 1994 Between

             Rastergraphics Incorporated, A California Corporation
                                   ("Lessee")

                                      and

                    Principal Mutual Life Insurance Company
                                   ("Lessor")

1. Lessor and Lessee agree that the Base Rent referenced on Page 1 and on Page 2, Paragraph 3 of the lease shall be as follows:

Base Rent                        Months Payable
- ---------                        --------------
$0.00                   January 1, 1995   through  March 31, 1995
$30,030.00              April 1, 1995     through  December 31, 1995
$42,042.00              January 1, 1996   through  December 31, 1996
$43,243.20              January 1, 1997   through  December 31, 1997
$44,444.40              January 1, 1998   through  December 31, 1998
$45,045.00              January 1, 1999   through  December 31, 1999
$45,045.00              January 1, 2000   through  December 31, 2000
$45,645.60              January 1, 2001   through  December 31, 2001

RE       1860 Barber Lane, 1820 & 1840 McCarthy Blvd.

Dear Tenant

Please be advised that effective ____________________, the undersigned has sold the above-referenced project to G. Drew Gibson, Jr., and Kay M. Gibson, Husband and Wife, as Community Property, Steven G. Speno and Roxanne D. Speno, Husband and Wife, as Community Property, D.P. Middlemas, Trustee of The Middlemas Trust U/D/T Restated July 27, 1989, Stanley F. Brockhoff, Trustee of The Stanley F. Brockhoff Family Trust U/D/T Restated September 12, 1990, Raymond E. Wirta and Sandra M. Wirta, Husband and Wife, as Community Property, William T. Benson, Trustee of the Benson Trust II, established September 11, 1989, Orchard/Barber Properties, L.P. A California Limited Partnership, Everett Davis III, Trustee of the Davis Management Trust, and McCarthy REO Partners, L.P., A California Limited Partnership. Any security deposit which you paid to the undersigned has been delivered to the purchasers in accordance with Section 1950.7 of the California Civil Code.

Effective ____________________, all future rental payments should be sent to the following:

                  Gibson Speno Companies, 1731 Technology Drive, Suite 340 San Jose, California 95110

Any questions regarding maintenance and management of the property should be addressed to:

                  Gibson Speno Companies, 1731 Technology Drive, Suite 340 San Jose, California 95110

                                        PRINCIPAL MUTUAL LIFE INSURANCE
                                        COMPANY

                                 By: /s/ Principal Mutual Life Insurance Company
                                     -------------------------------------------
                                 Title:
                                        ----------------------------------------

                                  By:
                                      ------------------------------------------

                                                             Loan No. 31-0850422

                        ESTOPPEL AND ATTORNMENT AGREEMENT

         This ESTOPPEL AND ATTORNMENT AGREEMENT ("Agreement") is made as of January 26, 1996, by and between RASTERGRAPHICS, a California corporation ("Tenant") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), with reference to the following facts and intentions of the parties:

                                    RECITALS

         A. G. DREW GIBSON, JR., STEVEN G. SPENO, D.P. MIDDLEMAS, Trustee of The Middlemas Trust u/d/t restated July 27, 1989, STANLEY F. BROCKHOFF, Trustee of The Stanley F. Brockhoff Family Trust u/d/t restated September 12, 1990, RAYMOND
E. WIRTA, WILLIAM T. BENSON, Trustee of The Benson Trust II, established September 11, 1989, ORCHARD/BARBER PROPERTIES, L.P., a California limited partnership, MCCARTHY REO PARTNERS, L.P., a California limited partnership, KAY
M. GIBSON, ROXANNE D. SPENO, SANDRA M. WIRTA and EVERETT DAVIS, III, Trustee of The Davis Management Trust ("Owner") is or is about to become the owner of the land described in Exhibit A attached hereto ("Land") and the improvements thereon commonly known as 3025 Orchard Parkway, San Jose, California 95103 ("Improvements") and the owner of the landlord's interest in the lease identified below in Recital B ("Lease"). The Land and the Improvements are collectively referred to herein as the "Property."

         B. Tenant is presently the owner of the Tenant's interest in that Lease dated August 29, 1994, which was originally executed by Principal Mutual Life Insurance Company, as Landlord, and by Tenant. (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the "Lease").

         C. Owner, as borrower or as co-borrower with one or more other co-borrower(s), has applied to Lender for, and Lender proposes to make, a loan ("Loan") the principal amount of which will be evidenced by, among other things, a promissory note ("Note") in the principal amount of the Loan.

         D. The Note and certain other obligations under the Loan will be secured by, among other things, a Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Deed of Trust") upon the Property.

         E. As a condition to making the Loan, Lender has required that Tenant furnish certain assurances to, and make certain agreements with, Lender, regarding the Lease and regarding the rights, obligations and interests of Tenant under the Lease.

         THEREFORE, Tenant warrants and represents to, and agrees with and for the benefit of, Lender, as follows:

         1. ASSIGNMENT APPROVED. Tenant acknowledges that as a condition of the Loan, Owner will assign to Lender all of the landlord's interest in and to the Lease, including rent and other sums to become due thereunder, and Tenant hereby consents to that assignment to Lender.

         2.       ESTOPPEL.  Tenant warrants and represents to Lender that:

                  2.1 Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect and the obligations of Tenant thereunder are valid and binding.

                  2.2 Term; Entire Agreement. The Lease is for a total term of Seven (7) years, commencing January 1, 1995, and ending December 31, 2001, has not been modified, altered or amended in any respect and contains the entire agreement between Owner and Tenant with respect to the Property, except as follows: None.

                      Option to Extend. Tenant has one (1) five (5) year option to extend at market rent. Tenant must give 180 days notice prior to expiration of the original term.

                  2.3 No Other Assignment. Paragraph not used.

                  2.4 Minimum Rent. As of the date hereof, the annual minimum rent under the Lease is $42,042.00, subject to any escalation and/or percentage rent and/or common area maintenance charges, in accordance with the terms and provisions of the Lease.

                  2.5 No Advance Rents, Offsets or Concessions. Subject to leaky windows on second floor and two air conditioning compressors, issues of which have been disclosed to the Owner, no rent has been paid by Tenant in advance under the Lease except for $None, which amount represents rent for the period beginning N/A, and ending N/A. Tenant has no charge or claim of offset under the Lease or otherwise, against rents or other amounts due or to become due thereunder. No concessions of any sort, including, without limitation, any so-called "discounts," "free rent" or "discounted rent," have been agreed to or are in effect except for None.

                  2.6 Security Deposit. A security deposit in the amount of $45,645.60 has been paid by Tenant as required by applicable Lease provisions.

                  2.7 No Default. Subject to leaky windows on second floor and two air conditioning compressors, issues of which have been disclosed to the Owner, all commitments, arrangements or understandings made to induce Tenant to enter into the Lease have been fully satisfied as of the date hereof, and, to the best of Tenant's knowledge, there currently exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default, either by Tenant or Owner under the Lease.

                  2.8 Tenant Improvements, Occupancy. Subject to leaky windows on second floor and two air conditioning compressors, issues of which have been disclosed to the Owner, all space and improvements covered by the Lease have been completed and furnished to the satisfaction of Tenant, all conditions required under the Lease have been met, and Tenant has accepted and taken possession of and presently occupies the Leased Premises.

                  2.9 No Transfers. Tenant has not assigned, transferred or hypothecated its interest under the Lease, except as follows: None.

                  2.10 No Other Agreements. Except as expressly provided in the Lease, Tenant: (a) does not have any right to renew or extend the term of the Lease; and (b) does not have any right, title, or interest in, or with respect to, the Property other than as tenant under the Lease. There are no understandings, contracts, agreements, subleases, assignments, or commitments of any kind whatsoever, with respect to the Lease or the Property except as expressly provided in the Lease.

                  2.11 No Purchase Option or Refusal Rights. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: None.

         3. AGREEMENT. Tenant agrees that, so long as the Deed of Trust remains in effect:

                  3.1 Modification, Termination and Cancellation. Without Lender's prior written consent, Tenant will neither agree to, nor make any payment or furnish consideration of any nature or sort to Owner or any other party in respect of, any termination or cancellation of the Lease (in whole or in part) or any material modification thereof. Any termination, cancellation or material modification of the Lease made without Lender's prior written consent shall not be binding upon Lender.

                  3.2 Notices of Default; Cure Rights. Tenant will notify Lender in writing concurrently with any notice given to Owner of any default by Owner under the Lease, and Tenant agrees that Lender shall have the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below, and that Tenant will not declare a default of the Lease, or seek to terminate the Lease if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Owner; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence.

                  3.3 No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease.

                  3.4 Compliance With Instructions Regarding Lease Payments. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license to collect rents and other sums coming due under the Lease, as provided in the Deed of Trust, and instructing that payment thereafter of all such amounts shall be made by Tenant directly to Lender, Tenant shall comply with such instruction to pay without determining whether any Loan default has occurred. Owner agrees that Tenant shall have no liability to Owner for making such payments to Lender.

                  3.5 Insurance Proceeds and Condemnation Awards. Paragraph not used.

         4. ATTORNMENT. Should title to the Property and the landlord's interest in the Lease be transferred to Lender or any other person or entity ("Transferee") by or in-lieu of judicial or nonjudicial foreclosure of the Deed of Trust, Tenant agrees as follows for the benefit of the Transferee effective immediately upon the occurrence of any such transfer:

                  4.1 Lease Priority. Lender and Tenant acknowledge and agree that (a) the Lease shall be deemed to have been, or to be (as the case may be), absolutely and unconditionally senior in priority to the Deed of Trust, and (b) this Agreement shall be the whole agreement and only agreement with regard to the relative priorities of the Lease and the Deed of Trust, and (c) insofar as concerns those relative priorities, this Agreement shall supersede and cancel any prior agreements regarding the same, including, without limitation, those provisions, if any, contained in the Lease which provide for, contemplate or purport to authorize the automatic or optional subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages. Tenant will not be named by Lender as a party in any foreclosure action or similar proceeding relating to the Deed of Trust.

                  4.2 Payment of Rent. Upon written notice, Tenant shall pay to Transferee all rental payments required to be made by Tenant pursuant to the terms of the Lease for the remainder of the Lease term.

                  4.3 Continuation of Performance. Tenant shall be bound to Transferee in accordance with all of the provisions of the Lease (but subject to any modifications of those provisions and any other qualification(s), if any, set forth elsewhere in this Agreement) for the remainder of the Lease term, and Tenant hereby attorns to Transferee as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Transferee succeeding to the landlord's interest in the Lease and giving written notice thereof to Tenant.

                  4.4 No Offset. Paragraph not used.

                  4.5 Subsequent Transfer. If Transferee, by succeeding to the landlord's interest in the Lease, should become obligated to perform the covenants of the landlord thereunder, then, upon any further transfer by Transferee of the landlord's interest under the Lease, all of such obligations of Transferee following such transfer shall terminate as to Transferee.

         5.       MISCELLANEOUS.

                  5.1 Reliance by Lender. Paragraph not used.

                  5.2 Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto.

Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term "Owner" shall be deemed to mean the then current owner of the Property and the landlord's interest in the Lease.

                  5.3 Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be deemed effective upon receipt of such delivery, in the case of personal delivery when sent with confirmation of receipt in the case of facsimile transmission, or 3 business days following deposit in the mail in the case of certified first class mail delivery.

The addresses and facsimile numbers of the parties shall be:

Tenant:                                          Lender:

Rastergraphics                                   Wells Fargo Bank, N.A.
3025 Orchard Parkway                             C/O WFRF
San Jose, CA  95413                              P.O. Box 5902
                                                 Santa Rosa, CA  95407
                                                 FAX No.:  (707) 546-1736

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

                  5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

                  5.5 Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

                  5.6 Attorneys' Fees. If any legal action, suit or proceeding is commenced, between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

         6. INCORPORATION. Exhibit A and the Owner's Consent are attached hereto and incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"Lender"                                           "Tenant"

WELLS FARGO BANK                                   RASTERGRAPHICS,
NATIONAL ASSOCIATION                               a California corporation


By: ______________________________________         By: ________________________
         Susan Jo Gibson
         Vice President and Loan                   Its: _______________________
         Administration Manager

                                 OWNER'S CONSENT

         The undersigned, which owns or is about to acquire the Property and the landlord's interest in the Lease, hereby consents to the execution of the foregoing ESTOPPEL AND ATTORNMENT AGREEMENT, and to implementation of the agreements and transactions provided for therein.

                                         "Owner"

                                         ORCHARD/BARBER PROPERTIES, L.P.,
                                         a California limited partnership

                                   By:   WESTMONT INVESTMENT COMPANY,
                                         INC., a California corporation,
                                         General Partner

                                         By:____________________________
                                         Its:___________________________

                                   MCCARTHY REO PARTNERS, L.P.,
                                   a California limited partnership

                                   By: _________________________________
                                       Everett Davis, III, Trustee of
                                       The Everett Davis, III, Separate
                                       Property Trust, established
                                       March 31, 1981,
                                       General Partner

                                   ________________________________________
                                   EVERETT DAVIS, III, Trustee of the Davis
                                   Management Trust

                                   ________________________________________
                                   KAY M. GIBSON

                                   ________________________________________
                                   ROXANNE D. SPENO

                                   ________________________________________
                                   SANDRA M. WIRTA

                                   ________________________________________
                                   G. DREW GIBSON, JR.

                                   ________________________________________
                                   STEVEN G. SPENO


                                   ________________________________________
                                   D.P. MIDDLEMAS, Trustee of The Middlemas
                                   Trust w/d/t restated July 27, 1989


                                   ________________________________________
                                   STANLEY F. BROCKHOFF, Trustee of The
                                   Stanley F. Brochoff Family Trust w/d/t
                                   restated September 12, 1990


                                   ________________________________________
                                   REYMOND E. WIRTA


                                   ________________________________________
                                   WILLIAM T. BENSON, Trustee of the Benson
                                   Trust II, established September 11, 1989

                                    EXHIBIT A

                              (DESCRIPTION OF LAND)


         EXHIBIT A to ESTOPPEL AND ATTORNMENT AGREEMENT dated as of January 26, 1996, executed by "Tenant", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender".

         All that certain land located in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Lot 1, as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on May 2, 1985, in Book 452 of Maps, page(s) 36 and 37.

PARCEL TWO:

A non-exclusive easement of vehicular ingress and egress, appurtenant to Parcel One above, 13 feet in width adjoining the Southeasterly line of said Parcel One, as provided for in that certain Reciprocal Easement Agreement by and between Renco Associates, a California General Partnership and Larry D. Russel, et al, recorded January 8, 1992 in Book G543, page 746.

Assessors Parcel No. 097-12-128